================================================================================

                         SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C. 20549



                                      FORM 8-K

                                   CURRENT REPORT


       PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  AUGUST 31, 1998

                         THE DOE RUN RESOURCES CORPORATION
               (Exact name of registrant as specified in its charter)

         NEW YORK                   333-52285                13-1255630
(State or other jurisdiction      (Commission              (IRS Employer
     of incorporation)             File Number)          Identification No.)


     1801 PARK 270 DRIVE, ST. LOUIS, MISSOURI       63146
     (Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code:  (314) 453-7100




           (Former name or former address, if changed since last report.)


================================================================================

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     ACQUISITION OF THE ASARCO MLD

     On September 1, 1998, The Doe Run Resources Corporation ("Doe Run") consummated the acquisition (the "ASARCO MLD Acquisition") of certain assets relating to the ASARCO Incorporated ("ASARCO") Missouri Lead Division (the "ASARCO MLD") , including a smelter and refinery and two mines (the "ASARCO MLD Assets"). The ASARCO MLD Assets were used by the ASARCO MLD in connection with the production of lead, and Doe Run intends to continue such use. The purchase price payable at closing for the ASARCO MLD Assets, based upon inventories at July 31, 1998, was approximately $55.8 million, plus contingent deferred payments, if any. An adjustment to the purchase price based upon inventories at the closing date is expected to result in a reduction of approximately $1.9 million to the purchase price. See Doe Run's Registration Statement on Form S-4 (File No. 333-52285) (the "Registration Statement") under the caption "Business--Potential Acquisition of ASARCO's Missouri Lead Division" for more information regarding this acquisition.

     Doe Run financed the purchase price of the ASARCO MLD Assets primarily through an offering (the "Offering") of $50.0 million aggregate principal amount of 11 1/4% Senior Secured Notes due 2005 (the "New Notes"). The New Notes have substantially the same payment terms, maturity date, optional redemption provisions, change of control provisions and covenants as Doe
Run's 11 1/4% Senior Notes due 2005 (the "Fixed Rate Notes"). The New Notes are expected to be secured by a first priority lien on substantially all the property, plant and equipment of the ASARCO MLD (other than inventory, accounts receivable or other current assets and intangibles of the ASARCO
MLD). The New Notes are fully and unconditionally guaranteed by the following subsidiaries of Doe Run, Fabricated Products, Inc. ("FPI"), Doe Run Cayman Ltd., Doe Run Mining S.R.L., Doe Run Peru S.R.L. ("Doe Run Peru"), Doe Run Air S.A.C. ("Doe Run Air") and Doe Run Development S.A.C. ("Doe Run Development" and collectively, the "Guarantors"). The net proceeds of the Offering were $43.4 million. The balance of the purchase price was financed with borrowings under Doe Run's revolving credit facility.

     ACQUISITION OF COBRIZA

     On August 31, 1998, Doe Run Peru completed the acquisition of the capital stock of Empresa Minera Cobriza S.A., a Peruvian corporation ("Cobriza"), which owned a mine and related assets. The Cobriza assets were used by Cobriza in connection with the production of copper concerntrates, and Doe Run Peru intends to continue such use. The purchase price for the capital stock of Cobriza was $7.5 million, $3.0 million of which was paid at closing with proceeds of borrowings under Doe Run Peru's revolving credit facility and the balance of which is payable in equal annual installments over three years. See the Registration Statement under the caption "Prospectus Summary--Recent Transactions and Events--Potential Acquisitions" for more information regarding this acquisition.

ITEM 5.  OTHER.

     Doe Run and FPI entered into Amendment No. 1 to Loan and Security Agreement, dated September 1, 1998, with Congress Financial Corporation which amended the $100.0 million revolving credit facility to (as amended, the "New Doe Run Revolving Credit Facility"), among other things, permit the issuance of the New Notes and the liens on the ASARCO MLD Assets securing the New Notes.

     Doe Run, the Guarantors and State Street Bank and Trust Company entered into the First Supplemental Indenture, dated as of September 1, 1998, to Indenture, dated as of March 12, 1998, to which added Doe Run Air and Doe Run Development as guarantors of Doe Run's Fixed Rate Notes and Floating Interest Rate Senior Notes due 2003.

     ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

     (a)  Financial statements of business acquired

     In addition to the financial statements set forth in the Registration Statement, set forth below with respect to the ASARCO Incorporated Missouri Lead Division are the following financial statements as of and for the periods indicated:

     (1)  Report of Independent Accountants
     (2) Condensed Statements of Operations for the six months ended June 30, 1997 and 1998
     (3)  Condensed Balance Sheets as of June 30, 1997 and 1998
     (4) Condensed Statements of Cash Flows for the six months ended June 30, 1997 and 1998
     (5)  Notes to Condensed Financial Statements

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
ASARCO Incorporated

We have reviewed the accompanying interim condensed balance sheet of the Missouri Lead Division as of June 30, 1998 and the related interim condensed statements of operations and cash flows for the six month period ended June 30, 1998 and 1997. These interim condensed consolidated financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim condensed consolidated financial statements for them to be in conformity with generally accepted accounting principles.

                                          PricewaterhouseCoopers LLP

New York, New York
August 19, 1998

                             MISSOURI LEAD DIVISION

                       CONDENSED STATEMENTS OF OPERATIONS

                                  (UNAUDITED)

                       FOR THE SIX MONTHS ENDED JUNE 30,

                                 (IN THOUSANDS)

                                                                                                1998       1997
                                                                                              ---------  ---------
Revenues....................................................................................  $  37,904  $  44,178
                                                                                              ---------  ---------
Cost of sales...............................................................................     31,193     34,661
General and administrative..................................................................      2,148      2,472
Depreciation and depletion..................................................................      4,374      3,997
Research....................................................................................        138        174
                                                                                              ---------  ---------
Operating expenses..........................................................................     37,853     41,304
                                                                                              ---------  ---------
Earnings before income taxes................................................................         51      2,874
Income tax expense..........................................................................         19        143
                                                                                              ---------  ---------
Net earnings................................................................................  $      32  $   2,731
                                                                                              ---------  ---------
                                                                                              ---------  ---------

   The accompanying notes are an integral part of these financial statements.

                             MISSOURI LEAD DIVISION

                            CONDENSED BALANCE SHEETS
                                  (UNAUDITED)
                                 AS OF JUNE 30,
                                 (IN THOUSANDS)

                                                                                             1998         1997
                                                                                          -----------  -----------
Cash....................................................................................  $        62  $        44
Receivables, net of allowance for doubtful accounts of $150 for 1998 and 1997...........        8,482       12,712
Metal inventories.......................................................................        3,887        5,967
Supply inventories......................................................................        5,569        5,939
Other current assets....................................................................          199          316
                                                                                          -----------  -----------
  Current assets........................................................................       18,199       24,978
                                                                                          -----------  -----------
Mineral land............................................................................       30,542       30,515
Buildings...............................................................................       37,320       35,249
Machinery & equipment...................................................................       87,647       84,622
                                                                                          -----------  -----------
Total cost..............................................................................      155,509      150,386
Accumulated depreciation and depletion..................................................      (93,754)     (85,550)
                                                                                          -----------  -----------
  Property, net.........................................................................       61,755       64,836
                                                                                          -----------  -----------
  Total assets..........................................................................  $    79,954  $    89,814
                                                                                          -----------  -----------
                                                                                          -----------  -----------
Accounts payable and accrued expenses...................................................  $     4,653  $     7,053
Salaries and wages accrued..............................................................          653          322
Reserve for workers compensation........................................................        1,432        1,469
Other current liabilities...............................................................        1,051        1,393
                                                                                          -----------  -----------
  Current liabilities...................................................................        7,789       10,237
Reclamation reserve.....................................................................          808          267
Other non-current liabilities...........................................................            8      --
Deferred income taxes...................................................................        7,946        8,395
                                                                                          -----------  -----------
  Total liabilities.....................................................................       16,551       18,899
  Divisional equity.....................................................................       63,403       70,915
                                                                                          -----------  -----------
  Total liabilities and divisional equity...............................................  $    79,954  $    89,814
                                                                                          -----------  -----------
                                                                                          -----------  -----------

   The accompanying notes are an integral part of these financial statements.

                             MISSOURI LEAD DIVISION

                       CONDENSED STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)

                       FOR THE SIX MONTHS ENDED JUNE 30,
                                 (IN THOUSANDS)

                                                                                                1998        1997
                                                                                              ---------  ----------
OPERATING ACTIVITIES
Net Earnings................................................................................  $      32  $    2,731
Adjustments to reconcile net earnings to net cash provided from operating activities:
  Deferred income taxes.....................................................................       (281)       (846)
  Depreciation and depletion................................................................      4,374       3,997
  Cash provided from operating assets and liabilities:
    Accounts receivable.....................................................................        932       4,255
    Accounts payable and accrued expenses...................................................     (1,323)       (284)
    Salaries and wages accrued..............................................................       (443)       (594)
    Inventories.............................................................................      1,743       2,370
    Other assets and liabilities............................................................        509         674
                                                                                              ---------  ----------
Net cash provided from operating activities.................................................      5,543      12,303

INVESTING ACTIVITIES
Capital expenditures........................................................................     (1,209)     (1,856)
                                                                                              ---------  ----------
Net cash used for investing activities......................................................     (1,209)     (1,856)

FINANCING ACTIVITIES
Net distributions to Asarco.................................................................     (4,504)    (10,495)
                                                                                              ---------  ----------
Net cash used for financing activities......................................................     (4,504)    (10,495)

Decrease in cash............................................................................       (170)        (48)
Cash at beginning of the period.............................................................        232          92
                                                                                              ---------  ----------

Cash at end of the period...................................................................  $      62  $       44
                                                                                              ---------  ----------
                                                                                              ---------  ----------

   The accompanying notes are an integral part of these financial statements.

                             MISSOURI LEAD DIVISION

                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

                             (DOLLARS IN THOUSANDS)

A.

    The Missouri Lead Division ("the Company") is an unincorporated division of Asarco Incorporated ("Asarco"). The financial statements reflect the financial position, results of operations, and cash flows of the Company as if it were a separate entity for all periods presented. The financial statements include allocations of certain Asarco corporate headquarters expenses (including cash management, legal, accounting, tax, employee benefits, insurance services, data services and other Asarco corporate overhead). Management believes these allocations are reasonable. However, the costs of these services and benefits charged to the Company are not necessarily indicative of the costs that would have been incurred if the Company had performed or provided these functions as a separate entity. The accompanying condensed financial statements should be read in conjunction with the Company's annual financial statements as of December 31, 1997 and 1996 and for the three year periods ended December 31, 1997 included in the Registration Statement on Form S-4 (File No. 333-52285) filed by The
Doe Run Resources Corporation and certain of its subsidiaries with the Securities and Exchange Commission.

    The financial information included herein may not necessarily reflect the results of operations, financial position and cash flows of the Company in the future or what they would have been had it been a separate stand-alone entity during the periods presented.

B.

    In the opinion of the Company, the accompanying unaudited financial statements contain all adjustments necessary to present fairly the Company's financial position as of June 30, 1998 and 1997 and the results of operations and cash flows for the six months ended June 30, 1998 and 1997. This financial data has been subjected to a review by PricewaterhouseCoopers LLP, the Company's independent accountants. The results of operations for the six month period are not necessarily indicative of the results to be expected for the full year.

C. FINANCIAL INSTRUMENTS:

    The Company may use derivative instruments to manage its exposure to market risk from changes in commodity prices or the value of its assets and liabilities. Derivative instruments which are designated as hedges must be deemed effective at reducing the risk associated with the exposure being hedged and must be designated as a hedge at the inception of the contract. Gains and losses on such instruments are reported as a component of the underlying transaction. The Company had no hedging contracts outstanding during the six months ended June 30, 1998 or 1997. At June 30, 1998, the Company's financial instruments also include cash, receivables and accounts payable. At June 30, 1998 the fair value of cash, receivables and accounts payable approximates carrying values because of the short-term nature of these instruments.

D. INCOME TAXES:

    Total taxes paid by Asarco and charged to the Company were $300 and $989 for the six months ended June 30, 1998 and 1997, respectively. Income tax expense in 1997 includes a tax benefit for percentage depletion arising from the Company's mine earnings.

                             MISSOURI LEAD DIVISION

                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                            (UNAUDITED) (CONTINUED)

                             (DOLLARS IN THOUSANDS)

E. CONTINGENCIES AND LITIGATION:

    The operations of the Company are subject to stringent federal, state and local laws and regulations, including those relating to improving or maintaining environmental quality and those relating to plant and mine safety and health conditions. Although the Company believes that it is currently in substantial compliance with material laws and regulations, it is possible that substantial additional expenditures in the future may be required to comply with such legislation and regulations. In light of the frequent changes in such laws and regulations and the uncertainty inherent in this area, the Company is unable to estimate accurately the total amount of future expenditures.

    The Company is involved in pending litigation in the ordinary course of its business. It is the opinion of management that the outcome of the legal proceedings and environmental contingencies mentioned, will not materially adversely affect the financial position of the Company. However, it is possible that litigation and environmental contingencies could have a material effect on quarterly or annual operating results, when they are resolved in future periods. This opinion is based on considerations including experience related to previous court judgments and settlements and remediation costs and terms.

F.

    On July 28, 1998, Asarco entered into an asset purchase and sales agreement, pursuant to which Asarco will sell certain assets to The Doe Run Resources Corporation, a subsidiary of The Renco Group, Inc., which is expected to close in the third quarter. The assets to be sold include the lead smelter and refinery and two mines and associated equipment.

(b) Pro forma financial information

               UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

    The following unaudited pro forma balance sheet data has been prepared to give effect to the ASARCO MLD Acquisition and the Offering as if they had occurred on April 30, 1998. The following unaudited pro forma consolidated statement of operations and other data has been prepared to give effect to: (i) the acquisition by Doe Run Peru of Metaloroya (the "Acquisition") from Centromin, a Peruvian government-owned conglomerate, as part of the ongoing privatization program sponsored by the government of Peru; (ii) Doe Run's offering of its 11 1/4% Senior Notes due 2005 and Floating Interest Rate Senior Notes due 2003 (the "Existing Notes") and the use of the proceeds thereof (the "Transactions"); (iii) the ASARCO MLD Acquisition; and (iv) the Offering. The unaudited pro forma consolidated statement of operations and other data for the year ended October 31, 1997 give effect to the Acquisition, the Transactions, the ASARCO MLD Acquisition and the Offering and for the six months ended April 30, 1998 give effect to the Transactions, the ASARCO MLD Acquisition and the Offering as if they had occurred on November 1, 1996.

    The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. Pro forma adjustments are applied to account for the Acquisition and the ASARCO MLD Acquisition under the purchase method of accounting. Under the purchase method of accounting, the total purchase price was allocated to Doe Run Peru's or the ASARCO MLD's, as the case may be, assets and liabilities based on their relative fair values. The purchase price for the ASARCO MLD is approximately $54.5 million payable at closing, plus contingent deferred payments, if any. Such deferred payments are contingent upon prevailing London Metal Exchange ("LME") lead prices during the five-year period subsequent to the ASARCO MLD Acquisition. Specifically, Doe Run's obligations under the deferred purchase price arrangement are determined annually and are only due if the annual LME spot lead price exceeds $.285 per pound, with such payments not to exceed $12.5 million in the aggregate.

    The pro forma consolidated financial information has been prepared in accordance with U.S. GAAP and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the audited financial statements of Doe Run, Doe Run Peru's Predecessor and the ASARCO MLD, and the notes thereto, and the other financial information included in the Registration Statement. The unaudited pro forma consolidated financial data do not purport to be indicative of the results which would have actually been obtained had the Acquisition, the Transactions, the ASARCO MLD Acquisition and the Offering been consummated on the dates indicated or which may be expected to occur in the future.

                       THE DOE RUN RESOURCES CORPORATION

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                 APRIL 30, 1998

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                     ADJUSTMENTS
                                                                                    FOR THE ASARCO
                                                                                         MLD
                                                                                     ACQUISITION
                                                                                       AND THE
                                                                        HISTORICAL   OFFERING(A)      PRO FORMA
                                                                        ----------  --------------  -------------
                                                     ASSETS
Current assets:
    Cash..............................................................  $   12,142    $   --         $    12,142
    Trade accounts receivable, net of allowance for doubtful
      accounts........................................................      66,927        --              66,927
    Inventories.......................................................     100,867         8,925         109,792
    Prepaid expenses and other current assets.........................      29,793           250          29,793
                                                                        ----------       -------    -------------
      Total current assets............................................     209,479         9,750         219,229
  Property, plant and equipment, net..................................     205,867        46,233         252,100
  Special term deposit................................................     125,000        --             125,000
  Net deferred tax assets.............................................       9,145        --               9,145
  Other noncurrent assets, net........................................      17,387         1,500          18,887
                                                                        ----------       -------    -------------
      Total assets....................................................  $  566,878    $   56,908     $   623,786
                                                                        ----------       -------    -------------
                                                                        ----------       -------    -------------
                                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term borrowings and current maturities of long-term debt......  $    5,895    $   --         $     5,895
  Accounts payable....................................................      50,725        --              50,725
  Accrued liabilities.................................................      42,783           727          43,510
  Net deferred tax liabilities........................................       9,467        --               9,467
                                                                        ----------       -------    -------------
    Total current liabilities.........................................     108,870           727         109,597
Long-term debt, less current maturities...............................     384,681        55,675         440,356
Postretirement benefits...............................................      12,608        --              12,608
Reclamation and environmental costs...................................      31,085           506          31,591
Other noncurrent liabilities..........................................      13,758        --              13,758
                                                                        ----------       -------    -------------
    Total liabilities.................................................     551,002        56,908         607,910
Shareholders' equity:
  Common stock, $.10 par value, 1,000 shares authorized, issued, and
    outstanding.......................................................      --            --             --
  Additional paid in capital..........................................       5,000        --               5,000
  Retained earnings...................................................      10,876        --              10,876
                                                                        ----------       -------    -------------
    Total shareholders' equity........................................      15,876        --              15,876
                                                                        ----------       -------    -------------
    Total liabilities and shareholders' equity........................  $  566,878    $   56,908     $   623,786
                                                                        ----------       -------    -------------
                                                                        ----------       -------    -------------

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                 APRIL 30, 1998

(a) Represents the estimated purchase price allocation related to the ASARCO MLD Acquisition and the Offering.

                       THE DOE RUN RESOURCES CORPORATION
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        SIX MONTHS ENDED APRIL 30, 1998
                             (DOLLARS IN THOUSANDS)

                                                                                          ADJUSTMENTS
                                                                                            FOR THE
                                                         HISTORICAL                       ASARCO MLD
                                                  ------------------------  ADJUSTMENTS   ACQUISITION
                                                       THE        ASARCO      FOR THE       AND THE
                                                     COMPANY      MLD(A)    TRANSACTIONS   OFFERING     PRO FORMA
                                                  -------------  ---------  ------------  -----------  -----------
Net sales.......................................   $   343,405   $  37,904   $   --        $  --        $ 381,309
Costs and expenses:
  Cost of sales.................................       283,105      31,193       --             (639)(d)  313,659
  Depletion, depreciation and amortization......        11,461       4,374       --           (1,126)(e)   14,709
  Selling, general and administrative
    expenses....................................        17,700       2,286       --           --           19,986
  Exploration expense...........................         1,599      --           --           --            1,599
                                                  -------------  ---------  ------------  -----------  -----------
    Total costs and expenses....................       313,865      37,853       --           (1,765)     349,953
                                                  -------------  ---------  ------------  -----------  -----------
    Income from operations......................        29,540          51       --            1,765       31,356

Other income (expense):
  Interest expense..............................       (14,505)     --           (8,278)(b)   (3,849)(f)  (26,632)
  Interest income...............................         2,359      --           --           --            2,359
  Other, net....................................          (635)     --           --           --             (635)
                                                  -------------  ---------  ------------  -----------  -----------
                                                       (12,781)     --           (8,278)      (3,849)     (24,908)

    Income before income taxes and extraordinary
      item......................................        16,759          51       (8,278)      (2,084)       6,448
Income tax expense (benefit)....................         5,761          19       (2,897)(c)     (731)(c)    2,152
                                                  -------------  ---------  ------------  -----------  -----------
    Income (loss) before extraordinary item.....   $    10,998   $      32   $   (5,381)   $  (1,353)   $   4,296
                                                  -------------  ---------  ------------  -----------  -----------
                                                  -------------  ---------  ------------  -----------  -----------

Other data:
    EBITDA(g)...................................                                                        $  45,430

                            ------------------------

    In addition to the pro forma adjustments directly attributable to the ASARCO MLD Acquisition set forth above, the effect of the elimination of ASARCO corporate overhead allocations, which would have decreased selling, general and administrative expenses by $1.9 million for the six months ended April 30, 1998, should be considered.

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        SIX MONTHS ENDED APRIL 30, 1998

(a) Represents the historical results of operations of the ASARCO MLD for the period January 1, 1998 to June 30, 1998.

(b) Pro forma interest expense reflects the elimination of historical interest expense due to the retirement of substantially all of the existing debt obligations. Interest expense, as adjusted, includes interest of $14.6 million on the Existing Notes, interest on the Back-to-Back Loan of $7.2 million and amortization of debt issuance costs totaling $1.0 million. The pro forma consolidated statement of operations does not reflect interest income on the Special Term Deposit of $7.0 million.

(c) Reflects the income tax effect of pro forma adjustments at, and adjusts the ASARCO MLD tax provision to, an assumed statutory tax rate of 35%.

(d) Represents the difference between the salaries, wages and benefits reflected in the historical results of operations of the ASARCO MLD and those that would have been expensed under Doe Run's programs, into which substantially all of the employees of the ASARCO MLD will be enrolled pursuant to the Asset Purchase Agreement, as a condition of the ASARCO MLD Acquisition.

(e) Reflects the decrease in depreciation based upon allocating the effective purchase price to the fair value of the assets to be purchased in the ASARCO MLD Acquisition.

(f) Reflects incremental interest at 11.25% on $50.0 million aggregate principal amount of Notes issued to finance the ASARCO MLD Acquisition of $2.8 million, incremental interest interest on loans of $11.0 million under the New Doe Run Revolving Credit Facility of $.5 million, amortization of original issue discount on the Notes of $.4 million and amortization of related financing costs of $.2 million.

(g) EBITDA is defined as net income (loss) before extraordinary item plus the sum of net interest expense, income taxes and depletion, depreciation and amortization. The trends of EBITDA generally follow the trends of operating income. Information regarding EBITDA is presented because management believes that certain investors use EBITDA as one measure of an issuer's ability to service its debt. EBITDA should not be considered an alternative to, or more meaningful than, operating income or cash flow as an indicator of an issuer's operating performance. EBITDA is not necessarily a measure of the funds available for debt service because such funds could be used to fund operating requirements or other expenditures required by the Company's business instead of debt service. Furthermore, caution should be used in comparing EBITDA to similarly titled measures of other companies as the definitions of these measures may vary.

                       THE DOE RUN RESOURCES CORPORATION
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED OCTOBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                                                                                                         ADJUSTMENTS
                                                                                                                           FOR THE
                                                            HISTORICAL                                                 ASARCO
                                             -----------------------------------------                                   MLD
                                                              DOE RUN                    ADJUSTMENTS   ADJUSTMENTS   ACQUISITION
                                                 THE          PERU'S         ASARCO        FOR THE       FOR THE       AND THE
                                               COMPANY    PREDECESSOR(A)     MLD(B)      ACQUISITION   TRANSACTIONS   OFFERING
                                             -----------  ---------------  -----------  -------------  ------------  -----------
Net sales..................................   $ 280,467      $ 429,313      $  85,308     $  --         $   --        $  --
Costs and expenses:
  Cost of sales............................     234,351        364,901         68,429        --             --           (1,562)(g)
  Depletion, depreciation and amortization.      14,718          5,623          8,209         1,119(c)      --           (1,712)(h)
  Selling, general and administrative
    expenses...............................      10,959         18,524          4,954        --             --           --
  Exploration expense......................       2,705         --             --            --             --           --
                                             -----------  ---------------  -----------  -------------  ------------  -----------
    Total costs and expenses...............     262,733        389,048         81,592         1,119         --           (3,274)
                                             -----------  ---------------  -----------  -------------  ------------  -----------
    Income from operations.................      17,734         40,265          3,716        (1,119)        --            3,274
Other income (expense):
  Interest expense.........................     (13,740)        (1,211)        --            --            (30,798)(e)   (7,698)(i)
  Interest income..........................          21         --             --            --             --           --
  Other, net...............................         (37)          (863)        --            --             --           --
                                             -----------  ---------------  -----------  -------------  ------------  -----------
                                                (13,756)        (2,074)        --            --            (30,798)      (7,698)
    Income before income taxes and
      extraordinary item...................       3,978         38,191          3,716        (1,119)       (30,798)      (4,424)
Income tax expense (benefit)...............       4,331         11,513           (168)        1,518(d)     (10,779)(f)      (80)(j)
                                             -----------  ---------------  -----------  -------------  ------------  -----------
    Income (loss) before extraordinary item   $    (353)     $  26,678      $   3,884     $  (2,637)    $  (20,019)   $  (4,344)
                                             -----------  ---------------  -----------  -------------  ------------  -----------
                                             -----------  ---------------  -----------  -------------  ------------  -----------
  EBITDA(k)................................


                                              PRO FORMA
                                             -----------
Net sales..................................   $ 795,088
Costs and expenses:
  Cost of sales............................     666,119
  Depletion, depreciation and amortization.      27,957
  Selling, general and administrative
    expenses...............................      34,437
  Exploration expense......................       2,705
                                             -----------
    Total costs and expenses...............     731,218
                                             -----------
    Income from operations.................      63,870
Other income (expense):
  Interest expense.........................     (53,447)
  Interest income..........................          21
  Other, net...............................        (900)
                                             -----------
                                                (54,326)
    Income before income taxes and
      extraordinary item...................       9,544
Income tax expense (benefit)...............       6,335
                                             -----------
    Income (loss) before extraordinary item   $   3,209
                                             -----------
                                             -----------
  EBITDA(k)................................   $  90,927

                            ------------------------

    In addition to the pro forma adjustments directly attributable to the Acquisition set forth above, the effect of the following on historical results for the year ended October 31, 1997 should be considered: (i) an increase in power costs associated with a market price contract negotiated in conjunction with the Acquisition would have increased cost of sales by $9.6 million, (ii) the elimination of $2.0 million of unusual personnel reduction costs related to the privatization program and a decrease of $1.3 million in workers' profit sharing expense as a result of such elimination would have decreased selling, general and administrative expenses by $3.3 million and (iii) the elimination of $3.2 million of costs related to the privatization program and $.1 million of tax fines and penalties that would not have been incurred had the Acquisition occurred on November 1, 1996 would have increased other, net by $3.3 million.

    In addition to the pro forma adjustments directly attributable to the ASARCO MLD Acquisition set forth above, the effect of the elimination of ASARCO corporate overhead allocations, which would have decreased selling, general and administrative expenses by $4.1 million for the year ended October 31, 1997, should be considered.

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED OCTOBER 31, 1997

(a) Represents the historical results of operations for Doe Run Peru's Predecessor for the period from November 1, 1996 through October 23, 1997.

(b) Represents the historical results of operations of the ASARCO MLD for the period from January 1, 1997 to December 31, 1997.

(c) Reflects the increase in depreciation and amortization, based upon allocating the effective purchase price to the fair values of the assets purchased in the Acquisition.

(d) Represents the income tax effects of the above adjustments at the U.S. statutory rate, which reduced income tax expense by $.4 million. The adjustment also reflects the incremental U.S. tax at a rate of 5% on the income before taxes of Doe Run Peru's Predecessor for the period from November 1, 1996 to October 23, 1997, which increased income tax expense by $1.9 million.

(e) Pro forma interest expense reflects the elimination of historical interest expense due to the retirement of substantially all of the existing debt obligations. Interest expense, as adjusted, includes interest of $29.1 million on the Existing Notes, interest on the Back-to-Back Loan of $14.5 million, amortization of debt issuance costs totaling $2.0 million and $.1 million on other obligations. The pro forma consolidated statement of operations does not reflect interest income on the Special Term Deposit of $14.1 million.

(f) Reflects the income tax effect of the pro forma adjustments at an assumed statutory tax rate of 35%.

(g) Represents the difference between the salaries, wages and benefits reflected in the historical results of operations of the ASARCO MLD and those that would have been expensed under Doe Run's programs, into which substantially all of the employees of the ASARCO MLD will be enrolled, as a condition of the ASARCO MLD Acquisition, pursuant to the Asset Purchase Agreement.

(h) Represents the decrease in depreciation based upon allocating the effective purchase price to the fair value of the assets to be purchased in the ASARCO MLD Acquisition.

(i) Reflects incremental interest at 11.25% on $50.0 million aggregate principal amount of Notes issued to finance the ASARCO MLD Acquisition of $5.6 million, incremental interest on loans of $11.0 million under the New Doe Run Revolving Credit Facility of $1.0 million, amortization of original issue discount on the Notes of $.8 million and amortization of related financing costs of $.3 million.

(j) Reflects the income tax effect of pro forma adjustments at, and adjusts the ASARCO MLD tax provision to, an assumed statutory rate of 35%.

(k) EBITDA is defined as net income (loss) before extraordinary item plus the sum of net interest expense, income taxes and depletion, depreciation and amortization. The trends of EBITDA generally follow the trends of operating income. Information regarding EBITDA is presented because management believes that certain investors use EBITDA as one measure of an issuer's ability to service its debt. EBITDA should not be considered an alternative to, or more meaningful than, operating income or cash flow as an indicator of an issuer's operating performance. EBITDA is not necessarily a measure of the funds available for debt service because such funds could be used to fund operating requirements or other expenditures required by the Company's business instead of debt service. Furthermore, caution should be used in comparing EBITDA to similarly titled measures of other companies as the definitions of these measures may vary.

(c)  Exhibits

     EXHIBIT NO.                             DESCRIPTION

        2.1         --   Asset Purchase and Sale Agreement, dated as of
                         July 28, 1998, between ASARCO Incorporated and The
                         Doe Run Resources Corporation for the Missouri Lead
                         Division and the Sugar Creek Project.*

        4.1         --   First Supplemental Indenture, dated as of September 1,
                         1998, to Indenture, dated as of March 12, 1998, by and among The Doe Run Resources Corporation, as issuer, and
                         Fabricated Products, Inc., Doe Run Cayman Ltd., Doe Run
                         Mining S.R.L., Doe Run Peru S.R.L., Doe Run Air S.A.C.
                         and Doe Run Development S.A.C., as guarantors, and State Street Bank and Trust Company, as trustee.

        4.2         --   Indenture, dated as of September 1, 1998, by and among
                         The Doe Run Resources Corporation, as issuer, and
                         Fabricated Products, Inc., Doe Run Cayman Ltd., Doe Run
                         Mining S.R.L., Doe Run Peru S.R.L., Doe Run Air S.A.C.
                         and Doe Run Development S.A.C., as guarantors, and State Street Bank and Trust Company, as trustee, relating to the 11 1/4% Senior Secured Notes due 2005,
                         Series A and the 11 1/4% Senior Secured Notes due 2005,
                         Series B and the Guarantees thereof (containing, as exhibits, specimens of the Notes and the Guarantees).

        4.3         --   Purchase Agreement, dated September 1, 1998, among The
                         Doe Run Resources Corporation, Fabricated Products,
                         Inc., Doe Run Cayman Ltd., Doe Run Mining S.R.L., Doe
                         Run Peru S.R.L., Doe Run Air S.A.C., Doe Run
                         Development S.A.C. and Jefferies & Company, Inc., relating to the 11 1/4% Senior Secured Notes due 2005.

        4.4         --   Registration Rights Agreement, dated as of September 1,
                         1998, among The Doe Run Resources Corporation,
                         Fabricated Products, Inc., Doe Run Cayman Ltd., Doe Run
                         Mining S.R.L., Doe Run Peru S.R.L., Doe Run Air S.A.C.,
                         Doe Run Development S.A.C. and Jefferies & Company,
                         Inc., relating to the 11 1/4% Senior Secured Notes due
                         2005.

        10.1        --   Amendment No. 1 to Loan and Security Agreement, dated
                         September 1, 1998, among The Doe Run Resources
                         Corporation, Fabricated Products, Inc. and Congress
                         Financial Corporation.

        10.2        --   Security Agreement, dated as of September 1, 1998,
                         by The Doe Run Resources Corporation in favor of
                         State Street Bank and Trust Company, as trustee and collateral agent.

        10.3        --   Intercreditor Agreement, dated as of September 1,
                         1998, between State Street Bank and Trust Company, as note trustee, and Congress Financial Corporation, as lender.

_________________
* Incorporated by reference to the Registration Statement on Form S-4, as amended, (File No. 333-52285) originally filed May 11, 1998.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              THE DOE RUN RESOURCES CORPORATION

                              By:  /s/ Marvin K. Kaiser
                                 ------------------------------
                                       MARVIN K. KAISER
                         Vice President and Chief Financial Officer

Date:  September 16, 1998

                                    EXHIBIT INDEX


     EXHIBIT NO.                             DESCRIPTION

        2.1         --   Asset Purchase and Sale Agreement, dated as of
                         July 28, 1998, between ASARCO Incorporated and The
                         Doe Run Resources Corporation for the Missouri Lead
                         Division and the Sugar Creek Project.*

        4.1         --   First Supplemental Indenture, dated as of September 1,
                         1998, to Indenture, dated as of March 12, 1998, by and among The Doe Run Resources Corporation, as issuer, and
                         Fabricated Products, Inc., Doe Run Cayman Ltd., Doe Run
                         Mining S.R.L., Doe Run Peru S.R.L., Doe Run Air S.A.C.
                         and Doe Run Development S.A.C., as guarantors, and State Street Bank and Trust Company, as trustee.

        4.2         --   Indenture, dated as of September 1, 1998, by and among
                         The Doe Run Resources Corporation, as issuer, and
                         Fabricated Products, Inc., Doe Run Cayman Ltd., Doe Run
                         Mining S.R.L., Doe Run Peru S.R.L., Doe Run Air S.A.C.
                         and Doe Run Development S.A.C., as guarantors, and State Street Bank and Trust Company, as trustee, relating to the 11 1/4% Senior Secured Notes due 2005,
                         Series A and the 11 1/4% Senior Secured Notes due 2005,
                         Series B and the Guarantees thereof (containing, as exhibits, specimens of the Notes and the Guarantees).

        4.3         --   Purchase Agreement, dated September 1, 1998, among The
                         Doe Run Resources Corporation, Fabricated Products,
                         Inc., Doe Run Cayman Ltd., Doe Run Mining S.R.L., Doe
                         Run Peru S.R.L., Doe Run Air S.A.C., Doe Run
                         Development S.A.C. and Jefferies & Company, Inc., relating to the 11 1/4% Senior Secured Notes due 2005.

        4.4         --   Registration Rights Agreement, dated as of September 1,
                         1998, among The Doe Run Resources Corporation,
                         Fabricated Products, Inc., Doe Run Cayman Ltd., Doe Run
                         Mining S.R.L., Doe Run Peru S.R.L., Doe Run Air S.A.C.,
                         Doe Run Development S.A.C. and Jefferies & Company,
                         Inc., relating to the 11 1/4% Senior Secured Notes due
                         2005.

        10.1        --   Amendment No. 1 to Loan and Security Agreement, dated
                         September 1, 1998, among The Doe Run Resources
                         Corporation, Fabricated Products, Inc. and Congress
                         Financial Corporation.

        10.2        --   Security Agreement, dated as of September 1, 1998,
                         by The Doe Run Resources Corporation in favor of
                         State Street Bank and Trust Company, as trustee and collateral agent.

        10.3        --   Intercreditor Agreement, dated as of September 1,
                         1998, between State Street Bank and Trust Company, as note trustee, and Congress Financial Corporation, as lender.


_________________
* Incorporated by reference to the Registration Statement on Form S-4, as amended, (File No. 333-52285) originally filed May 11, 1998.